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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of URS Corporation of our report dated December 18, 1998, except for Note 16, as to which the date is July 27, 1999, relating to the financial statements appearing in URS Corporation's Annual Report on Form 10-K/A for the year ended October 31, 1998. We also consent to the references to us under the heading "Experts" in such Registration Statement.

San Francisco, California

August 16, 1999                           /s/ PricewaterhouseCoopers LLP